EXHIBIT 99.1

The Eastern Company Reports First Quarter 2022 Results Record Net Sales From Continuing Operations; an Increase of 12% Over Prior-Year Period

•	Net sales from continuing operations grew to a record $69.0 million in the first quarter of 2022, an increase of 12% compared to net sales from continuing operations in the first quarter of 2021. Customer orders were strong and our backlog at the end of the first quarter of 2022 was up 23% to $85.8 million from $69.7 million at the end of the first quarter of 2021.
•	Gross margin was 21% in the first quarter of 2022, compared to 25% in the first quarter of 2021, as raw materials costs accelerated and our latest round of price increases will not take effect until May and June of 2022.
•	Earnings per diluted share from continuing operations for the first quarter of 2022 were $0.43, compared to $0.90 for the first quarter of 2021. Adjusted for one-time items, earnings per diluted share from continuing operations for the first quarter of 2022 were $0.46, compared to adjusted earnings per diluted share of $0.69 in the first quarter of 2021 (See Non-GAAP Financial Measures). The change in earnings was primarily the result of an increase in raw material costs and freight rates partially offset by higher sales volumes.

NAUGATUCK, CT / ACCESSWIRE / May 9, 2022 / The Eastern Company (“Eastern, or the Company”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the first fiscal quarter ended April 2, 2022.

President and CEO August Vlak commented, “Net sales from continuing operations for the first quarter of 2022 increased 12% compared to the first quarter of 2021, a new record quarterly sales level for Eastern. We believe this sustained growth demonstrates that our businesses are effectively executing on the very favorable long-term demand trends across our core markets. Sales grew as a result of the increasing momentum of our recently launched truck mirror program and strengthening demand from distributors and aftermarket customers. ACT Research, a commercial vehicle and transportation markets research firm, estimates that Class-8 truck builds will reach 220,000 in 2022, an increase of 12% over 2021, and projects that 265,000 new Class-8 trucks will be built in 2023. Moreover, the increase in new automotive product launches, including several electric vehicle launches, drove an approximately 16% increase in sales of returnable transport packaging products in the first quarter of 2022 compared to the first quarter of 2021. We expect demand for returnable transport packaging to continue to increase throughout the remainder of this year and beyond, as the number of planned new vehicle launches grows to 53 in 2023 and 63 in 2024, according to BofA Global Research.”

“Our backlog at the end of the first quarter of 2022 reached $85.8 million, an increase of 23% over the backlog at the end of the first quarter of 2021. The increase in backlog was primarily due to increased demand from our commercial vehicle and truck accessories customers and reflects a return to strong demand for our products across most of our core markets.”

“Gross margin in the first quarter of 2022 was negatively impacted by raw material costs. The growth rate of raw material costs accelerated in the first quarter of 2022. For example, the cost of nickel increased by 41% between the first quarter of 2021 and the first quarter of 2022; the cost of most common forms of cold-rolled steel increased by 21%, and copper and zinc costs increased by 22% and 33%, respectively. We have initiated new rounds of price increases for our customers in each of our businesses in order to mitigate the impact of these most recent cost increases. These new prices go into effect in May and June of this year.”

Mr. Vlak continued, “In the first quarter of 2022, our balance sheet reflected the growth of our business, with increases in both accounts receivables and inventories. We continued to navigate a rapidly evolving operating environment and to prioritize meeting the strong and growing demand from our customers by increasing our inventories and adding new suppliers. We expect to see inventories move to a normalized level in the second half of the year. Further, our accounts receivable days and inventory turns both moved in the right direction in the first quarter of 2022.”

Mr. Vlak concluded, “We are optimistic about the remainder of this year and our longer-term future. Over the last few years, our team has effectively managed supply pressures, driven better throughput and continuously managed prices. Our team is committed, resilient, prepared for the challenges ahead and positioned to capture the opportunities in front of us. We all share a great sense of optimism and urgency to demonstrate what we are capable of doing.”

Summary of First Quarter 2022 Financials

Net sales in the first quarter of 2022 increased 12% to $69.0 million from $61.8 million for the corresponding period in 2021. Net sales of existing products increased 4% in the first quarter of 2022 compared to the corresponding period in 2021. Price increases and new products increased net sales by 8% in the first quarter of 2022 compared to the corresponding period in 2021.

Our gross margin in the first quarter of 2022 reflects the rapid increase in raw material prices. Cost of products sold increased by $8.2 million, or 18%, in the first quarter of 2022 compared to the corresponding period in 2021. The increase is primarily due to higher sales volume, as well as increases in the cost of materials and freight rates.

Selling and administrative expenses increased by $0.9 million, or 10%, in the first quarter of 2022 when compared to the corresponding period in 2021, primarily due to investments in sales and marketing, higher commissions, and other selling costs.

Other income decreased $1.9 million in the first quarter of 2022 from the first quarter of 2021, primarily due to a gain on the sale of the Eberhard Hardware Ltd. building of $1.8 million in the first quarter of 2021 that did not reoccur in the first quarter of 2022.

Net income from continuing operations for the first quarter of fiscal 2022 was $2.7 million, or $0.43 per diluted share, compared to net income of $5.7 million, or $0.90 per diluted share, for the comparable period in 2021. After excluding the first quarter 2022 loss on the sale of our Wheeling, IL property, net of tax, adjusted net income from continuing operation for the first quarter of 2022 was $2.9 million, or $0.46 per diluted share, compared to adjusted net income from continuing operations of $4.3 million, or $0.69 per diluted share, for the first quarter of 2021, after excluding the first quarter 2021 gain on sale of the Eberhard Hardware Ltd property, net of tax.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the first quarter and other matters on May 10, 2022, at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in US & Canada) or 973-528-0011 (international), using access code 607845.Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/44794.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, U.K., Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations, and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would,” “should,” “may,” “will,” “believes,” “estimates,” “intends,” “continues,” “reflects,” “plans,” “anticipates,” “expects,” “potential,” “opportunities” and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management’s current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include the scope and duration of the COVID-19 pandemic, including the timing of the distribution of COVID-19 vaccines and rates of vaccination, the extent of resurgences, the emergence of additional variants of COVID-19 and economic effects of the COVID-19 pandemic (and how quickly and to what extent normal economic activity can resume), including supply chain disruptions, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms, and cost of financing, including borrowings under credit arrangements or agreements, and risks associated with employees working remotely or operating with a reduced workforce. Other factors include, but are not limited to: risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability; restrictions on operating flexibility imposed by the agreement governing our credit facility; the inability to achieve the savings expected from global sourcing of materials; the impact of higher raw material and component costs, particularly steel, plastics, scrap iron, zinc, copper and electronic components; lower-cost competition; our ability to design, introduce and sell new products and related components; market acceptance of our products; the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; materially adverse or unanticipated legal judgments, fines, penalties or settlements. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP. A reconciliation of non-GAAP financial measures referenced in this release to the nearest GAAP results is provided with this release.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, and Adjusted Earnings Per Diluted Share from Continuing Operations, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income, diluted earnings per common share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, certain one-time costs arising from the impacts of impairment losses, gains/losses on the sale of subsidiaries and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses and restructuring costs. Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Diluted Share from Continuing Operations is defined as earnings per diluted share from continuing operations excluding, when incurred, certain per share one-time costs arising from, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses and restructuring costs. We believe that Adjusted Earnings Per Diluted Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis.

Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain one-time costs arising from impairment losses, gains/losses on sale of subsidiaries and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses and restructuring expenses. Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

August Vlak or John L. Sullivan III

203-729-2255

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net sales	$69,014,648	$61,773,433
Cost of products sold	(54,438,968)	(46,264,163)
Gross margin	14,575,680	15,509,270

Product development expense	(1,197,008)	(1,017,563)
Selling and administrative expenses	(9,865,614)	(8,944,393)
Operating profit	3,513,058	5,547,314

Interest expense	(434,335)	(527,144)
Other income	488,520	2,426,740
Income from continuing operations before income taxes	3,567,243	7,446,910

Income tax expense	(881,125)	(1,767,552)
Net income from continuing operations	2,686,118	5,679,358

Discontinued Operations (see note B)
Income from operations of discontinued operations	471,187	211,181
Income tax expense	(126,867)	(49,712)
Income from discontinued operations	344,320	161,469

Net income	$3,030,438	$5,840,827

Earnings per share from continuing operations:
Basic	$0.43	$0.90

Diluted	$0.43	$0.90

Earnings per share from discontinued operations:
Basic	$0.06	$0.03

Diluted	$0.05	$0.03

Total earnings per share:
Basic	$0.49	$0.93

Diluted	$0.48	$0.93

Cash dividends per share:	$0.11	$0.11

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 2, 2022	January 1, 2022
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$5,073,524	$6,168,304
Accounts receivable, less allowances: 2022 - $532,000; 2021 - $515,000	46,965,504	43,151,500
Inventories	67,777,718	62,862,342
Current portion of notes receivable	1,027,125	1,027,125
Prepaid expenses and other assets	7,831,437	6,943,691
Current assets held for sale	4,671,915	3,521,899
Total Current Assets	133,347,223	123,674,861

Property, Plant and Equipment	55,234,222	56,935,080
Accumulated depreciation	(28,641,459)	(28,631,329)
Property, Plant and Equipment, Net	26,592,763	28,303,751

Goodwill	72,225,885	72,211,873
Trademarks	5,484,923	5,409,720
Patents and other intangibles net of accumulated amortization	21,865,328	22,863,497
Long term notes receivable, less current portion	2,551,478	2,726,698
Right of Use Assets	11,430,632	11,138,535
Total Other Assets	113,558,246	114,350,323

TOTAL ASSETS	$273,498,232	$266,328,935

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 2, 2022	January 1, 2022
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$33,654,638	$29,633,974
Accrued compensation	2,584,565	4,375,867
Other accrued expenses	2,481,396	4,808,000
Current portion of lease liability	2,715,550	2,664,895
Current portion of long-term debt	7,500,000	7,500,000
Current liabilities held for sale	1,226,417	580,990
Total Current Liabilities	50,162,566	49,563,726

Deferred income taxes	1,151,759	1,151,759
Other long-term liabilities	668,354	668,354
Lease liability	8,815,587	8,639,339
Long-term debt, less current portion	66,960,231	63,813,522
Accrued other postretirement benefits	1,299,767	1,284,589
Accrued pension cost	26,580,732	26,605,382
Total Liabilities	155,638,996	151,726,671

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	32,841,476	32,620,008
Issued: 9,034,387 shares in 2022 and 9,029,852 shares in 2021
Outstanding: 6,239,824 shares in 2022 and 6,265,527 shares in 2021
Treasury Stock: 2,794,563 shares in 2022 and 2,764,325 shares in 2021	(21,674,502)	(20,907,613)
Retained earnings	131,652,818	129,422,625
Accumulated other comprehensive income (loss):
Foreign currency translation	1,020,727	818,446
Unrealized gain (loss) on interest rate swap, net of tax	700,523	(355,988)
Unrecognized net pension and postretirement benefit costs, net of tax	(26,681,806)	(26,995,214)
Accumulated other comprehensive loss	(24,960,556)	(26,532,756)
Total Shareholders’ Equity	117,859,236	114,602,264
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$273,498,232	$266,328,935

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	April 2, 2022	April 3, 2021
Operating Activities
Net income	$3,030,438	$5,840,827
Less: income from discontinued operations	344,320	161,469
Income from continuing operations	$2,686,118	$5,679,358
Adjustments to reconcile net income to net cash provided
by (used in) operating activities:
Depreciation and amortization	1,830,427	1,809,609
Unrecognized pension and postretirement benefits	247,133	(674,262)
Loss (gain) on sale of equipment and other assets	268,770	(1,601,812)
Provision for doubtful accounts	19,740	73,097
Stock compensation expense	221,468	278,258
Changes in operating assets and liabilities:
Accounts receivable	(3,951,314)	(3,942,502)
Inventories	(4,902,631)	(513,863)
Prepaid expenses and other	(1,075,545)	(798,273)
Other assets	(89,366)	(156,726)
Accounts payable	3,526,499	1,075,130
Accrued compensation	(1,858,898)	(1,116,703)
Other accrued expenses	(478,878)	1,140,223
Net cash (used in) provided by operating activities	(3,556,477)	1,251,534

Investing Activities
Payments received from notes receivable	175,220	68,325
Proceeds from sale of equipment	1,371,073	1,993,744
Purchases of property, plant and equipment	(572,047)	(671,964)
Net cash provided by investing activities	974,246	1,390,105

Financing Activities
Proceeds from short term borrowings (revolver)	5,000,000	-
Principal payments on long-term debt	(1,852,107)	(1,162,045)
Financing leases, net	(92,111)	(9,875)
Purchase common stock for treasury	(766,889)	-
Dividends paid	(687,180)	(684,702)
Net cash provided by (used in) financing activities	1,601,713	(1,856,622)

Discontinued Operations
Cash (used in) provided by operating activities	(396,936)	848,523
Cash used in investing activities	-	(247,625)
Cash (used in) provided by discontinued operations	(396,936)	600,898

Effect of exchange rate changes on cash	(22,903)	(22,881)
Net change in cash and cash equivalents	(1,400,357)	1,363,034

Cash and cash equivalents at beginning of period	6,602,429	16,101,635
Cash and cash equivalents at end of period[1]	$5,202,072	$17,464,669

Supplemental disclosure of cash flow information:
Interest	$463,080	$685,520
Income taxes	110,917	21,100

Non-cash investing and financing activities
Right of use asset	292,097	114,471
Lease liability	(226,903)	(104,595)

1 includes cash from assets held for sale of $0.1 million as of April 2, 2022 and $1.5 million as of April 3, 2021

Reconciliation of Non-GAAP Measures

Adjusted Net Income and EPS from Continuing Operations Calculation

For the Three Months ended April 2, 2022 and April 3, 2021

($000’s)

	Three Months Ended
	April 2, 2022		April 3, 2021
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$2,686		$5,679

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.43		$0.91
Diluted	$0.43		$0.90

Adjustments:
Gain on sale of Eberhard Hardware Ltd building, net of tax	-		(1,353	)A
Loss on sale of Wheeling, IL building, net of tax	202	B	-
Total adjustments (non-GAAP)	$202		$(1,353)

Adjusted net income from continuing operations	$2,888		$4,326

Adjusted earnings per share from continuing operations (non-GAAP):

Basic	$0.46		$0.69
Diluted	$0.46		$0.69

A) Gain on sale of Eberhard Hardware Ltd building

B) Loss on sale of ILC building in Wheeling, IL

Reconciliation of Non-GAAP Measures

Adjusted EBITDA from Continuing Operations Calculation

For the Three Months ended April 2, 2022 and April 3, 2021

($000’s)

	Three Months Ended
	April 2, 2022		April 3, 2021

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$2,686		$5,679

Interest expense	434		527
Provision for income taxes	881		1,768
Depreciation and amortization	1,830		1,810
Gain on sale of Eberhard Hardware Ltd Building	-		(1,841	)A
Loss on sale of Wheeling, IL building	269	B	-
Adjusted EBITDA from continuing operations	$6,100		$7,943

A) Gain on sale of Eberhard Hardware Ltd building

B) Loss on sale of ILC building in Wheeling, IL

SOURCE: The Eastern Company